Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Amended Registration Statement on Form S-1/A (No. 333-271846) of our report dated April 17, 2023, relating to the consolidated financial statements of Stemtech Corporation and Subsidiaries as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

August 31, 2023